UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

PDC 2004-D LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-51221	20-0547582
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition.

As previously disclosed, PDC 2004-D Limited Partnership, a West Virginia limited partnership (the “Partnership”) entered into an Agreement and Plan of Merger, dated as of June 7, 2010 (the “Merger Agreement”), by and among the Partnership, Petroleum Development Corporation, a Nevada corporation and general partner of the Partnership (“PDC”), and DP 2004 Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PDC (the “Merger Sub”) that was approved by the Partnership’s limited partners other than PDC and its affiliates (the “Investors”) at a special meeting held on December 8, 2010. On December 17, 2010, pursuant to the terms of the Merger Agreement and in accordance with the West Virginia Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, the Partnership merged with and into the Merger Sub, with the Merger Sub continuing as the surviving company (such transaction, the “Merger”). As of the effective time of the Merger, all of the Partnership’s outstanding limited partnership units held by Investors (other than limited partnership units held by Investors who properly exercise appraisal rights under West Virginia law) were automatically converted into the right to receive cash in an amount equal to $7,544 per limited partnership unit, less the sum of the per unit cash distributions made after June 30, 2010 and before the closing date of the Merger (proportionally adjusted for partial limited partnership units) and the separate existence of the Partnership ceased. As a result of the Merger, the Partnership became eligible for termination of registration under the Exchange Act. Accordingly, the Partnership expects to deregister its shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend the Partnership’s reporting obligations under the Exchange Act.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2010.

Item 5.01	Change in Control of Registrant.

The information disclosed in Item 2.01 is hereby incorporated by reference. The total cash merger consideration paid by PDC for the limited partnership units of the Partnership (excluding those limited partnership units exercising dissenters’ rights and per unit cash distributions made to Investors after June 30, 2010 and before the Merger closed) was approximately $12.6 million, which PDC funded from borrowings under its revolving credit facility and cash on hand.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2010.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Barton R. Brockman, Jr., President, Gysle R. Shellum, Vice President and Treasurer, and Dan Amidon, Secretary, each ceased to serve as officers of the Partnership effective upon consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2004-D LIMITED PARTNERSHIP

By: PETROLEUM DEVELOPMENT
CORPORATION, its Managing
General Partner

Date: December 20, 2010

By: /s/ Daniel W. Amidon
Name: Daniel W. Amidon
Title: General Counsel and Secretary